EXHIBIT 11
                             AUGMENT SYSTEMS, INC.
                       COMPUTATION OF NET LOSS PER SHARE
                                OF COMMON STOCK


                                                                     Cummulative
                            Year Ended        Six Months Ended       Period From
                              June 30,          December 31,           10/1/95
                          ---------------    -------------------     to 12/31/96
                          1995       1996     1995        1996
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Weighted average
  number of shares
  of common stock
  outstanding            304,850   1,386,804   1,247,321   3,214,022  2,170,671

Application of SAB
  No. 83(1)            2,568,039   2,536,434   2,568,039   1,845,079  1,876,684
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Shares used in
  computing net
  loss per share
  of common stock      2,872,889   3,923,238   3,815,360   5,059,101  4,047,335
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Net loss applicable
  to common stock     $ (400,855)$(1,511,664) $(534,123)$(3,216,285)$(4,680,104)
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Loss per share of
  Common Stock:
Loss from continuing
  operations          $    (0.01)  $   (0.39)  $  (0.14)  $   (0.64)  $   (1.16)
Loss from discontinuing
  operations          $    (0.13)        -          -           -           -
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Net loss per share
  of common stock     $    (0.14)  $   (0.39)  $  (0.14)  $   (0.64)  $   (1.16)
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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No.
83, ("SAB No. 83") common stock issued within one year of the initial public offering price less than the initial public offering price (estimated at $5.00 per share) is treated as outstanding for all periods presented.